Exhibit 1.1

1,968,509 Shares

TOWER BANCORP, INC.

Common Stock

UNDERWRITING AGREEMENT

St. Petersburg, Florida

August 28, 2009

Raymond James & Associates, Inc.

As Representative of the Several Underwriters

    listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Tower Bancorp, Inc., a Pennsylvania corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and certain securityholders of the Company named in Schedule II hereto (the “Selling Securityholders”), severally and not jointly, propose, subject to the terms and conditions stated herein, to sell to the Underwriters, an aggregate of 1,986,509 shares of the Company’s common stock, no par value (the “Common Stock”), of which (a) 1,869,159 shares are to be issued and sold by the Company (the “Company Shares”), and (b) 99,350 shares are to be sold by the Selling Securityholders (the “Selling Securityholder Shares”), each Selling Securityholder selling the number of shares set forth opposite such Selling Securityholder’s name in Schedule II hereto. The aggregate of 1,968,509 shares to be purchased from the Company and the Selling Securityholders are called the “Firm Shares.” In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 280,374 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

Each of the Company and the Selling Securityholders wish to confirm as follows their respective agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares.

1. Registration Statement and Prospectus Supplement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-161272), including the prospectus contained therein. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto or incorporated by reference therein, at the time it became effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time is referred to in this Agreement as the “Preliminary Prospectus.” The preliminary prospectus supplement relating to the offering of the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective is referred to in this Agreement as the “Pre-Pricing Prospectus.” The final prospectus supplement relating to the offering of the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective is referred to in this Agreement as the “Prospectus Supplement.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-3 (File No. 333-161272) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Common Stock. “Time of Sale Information” shall mean the Preliminary Prospectus and the Pre-Pricing Prospectus, together with the free writing prospectuses, if any, each identified in Schedule III hereto and the pricing related information set forth on Schedule IV hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Preliminary Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus, the Pre-Pricing Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, the Preliminary Prospectus, the Pre-Pricing Prospectus or the Prospectus Supplement, as the case may be, and any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pre-Pricing Prospectus or the Prospectus Supplement shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement or any amendment or supplement thereto.

2. Agreements to Sell and Purchase. Each of the Company and the Selling Securityholders, severally and not jointly, hereby agree to issue, in the case of the Company, and sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Securityholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Securityholders as set forth herein at a purchase price of $25.4125 per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus Supplement to purchase from the Company up to 280,374 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus Supplement.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Pre-Pricing Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus Supplement in such quantities and at such places as the Representative shall request.

It is understood that approximately 160,000 Firm Shares (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Pre-Pricing Prospectus and the Prospectus Supplement and in accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to directors and employees of the Company and its subsidiaries and persons having business relationships with the Company and its subsidiaries who have heretofore delivered to Raymond James & Associates, Inc. offers or indications of interest to purchase Firm Shares in form satisfactory to Raymond James & Associates, Inc. (such program, the “Directed Share Program”) and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by

Raymond James & Associates, Inc. from the Company; provided that under no circumstances will Raymond James & Associates, Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by 9:00 A.M., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus Supplement.

The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Morrison & Foerster LLP, counsel to the Underwriters, at 1290 Avenue of the Americas, New York, New York at 10:00 a.m., New York time, on September 2, 2009, or such other place, time and date not later than 1:30 p.m., New York time, on September 9, 2009 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement by and among the Representative, the Company and the Selling Securityholders. The Company and the Selling Securityholders hereby acknowledge that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Selling Securityholders or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Morrison & Foerster LLP, counsel to the Underwriters, at 1290 Avenue of the Americas, New York, New York at 10:00 a.m., New York time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than 10 business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus Supplement and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company for the Company Shares and by the Selling Securityholders for the Selling Securityholder Shares. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company. Payment for the Shares sold by the Selling Securityholders hereunder shall be delivered by the Representative to the Company as the custodian (the “Custodian”) of the Selling Securityholders with respect to the Selling Securityholder Shares or to the Selling Securityholders directly. Delivery of the Shares shall be made through the facilities of The Depositary Trust Company unless the Underwriters shall otherwise instruct.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and any Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Securityholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Securityholder to the several Underwriters, or otherwise in connection with the performance of such Selling Securityholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Securityholder hereunder and to hold such amounts for the account of such Selling Securityholder with the Custodian.

5. Covenants and Agreements of the Company.

5.1 The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Pre-Pricing Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A, 430B or 430C under the Act is employed, when the Prospectus Supplement has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Pre-Pricing Prospectus or the Prospectus Supplement or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(h) below, of any change in the

Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Preliminary Prospectus, the Pre-Pricing Prospectus or the Prospectus Supplement (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus Supplement, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus Supplement (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus Supplement, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus Supplement in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

(b) The Company will furnish to you, without charge, two original certified copies of the manually signed Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) The Company will promptly file with the Commission any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pre-Pricing Prospectus or the Prospectus Supplement that may, in the judgment of the Company or the Representative be required by the Act or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pre-Pricing Prospectus or to the Prospectus Supplement or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission.

(e) The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f) The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would materially conflict with the information in the Registration Statement, the most recent Pre-Pricing Prospectus or the Prospectus Supplement or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Pre-Pricing Prospectus. Consistent with the provisions of Section 5.1(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus Supplement, of each Pre-Pricing Prospectus so furnished by the Company.

(h) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a Prospectus Supplement is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus Supplement and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Pre-Pricing Prospectus, the Prospectus Supplement and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus Supplement is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any material event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus Supplement (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus Supplement to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectus Supplements, without charge, a reasonable number of copies thereof.

(i) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(j) The Company will cooperate with the Representative and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus Supplement, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of two years after the date hereof.

(k) During the period ending five years from the date hereof, the Company will furnish to the Representative, as soon as available, such information concerning the Company as the Representative may reasonably request from time to time.

(l) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(m) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Pre-Pricing Prospectus and the Prospectus Supplement.

(n) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus Supplement (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Common Stock issued pursuant to stock incentive benefit plans, non-employee director benefit plans, qualified stock option or purchase plans, dividend reinvestment and stock purchase plans or other employee or director compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights and shares of Common Stock that the Company is obligated to issue to DDMP Investment Advisors, Inc. as partial payment of contingent consideration payable under that certain LLC Membership Interest Purchase Agreement dated February 20, 2007 (the “DDMP Purchase Agreement”), entered into by Graystone Bank in connection with its purchase of interests of Dellinger, Dolan, McCurdy and Phillips Investment Advisors, LLC (“DDMP”)), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters, and to use its best efforts to cause each officer, director and stockholder of the Company set forth on Schedule V hereto to furnish to the Representative, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waive such extension in writing.

(o) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to the Representative as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Pre-Pricing Prospectus.

(p) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(q) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(r) The Company will timely file with the Nasdaq Stock Market (“NASDAQ”) all documents and notices required by the NASDAQ of companies that have or will issue securities that are traded on the NASDAQ Global Market.

(s) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Stock by the Company are restricted pursuant to Section 5.1(n), and Raymond James & Associates, Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Raymond James & Associates, Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5.1(n).

(t) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

5.2 Covenants and Agreements of Each Selling Securityholder. Each Selling Securityholder covenants and agrees with the several Underwriters as follows:

(a) Such Selling Securityholder will execute and deliver a Lock-Up Agreement, in the form of Exhibit A attached hereto.

(b) Such Selling Securityholder will review the Pre-Pricing Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of such Selling Securityholder in the certificate contemplated by Section 9(m) hereof would be inaccurate if made as of the Closing Date.

(c) On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Selling Securityholder Shares to be sold by such Selling Securityholder to the Underwriters hereunder will have been fully paid for by such Selling Securityholder and all laws imposing such taxes will have been fully complied with.

(d) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Securityholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

6. Representations and Warranties.

6.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Common Stock, is not on the date hereof and will not be on the applicable Closing Date an “ineligible issuer” (as defined in Rule 405).

(b) The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act. The most recent Preliminary Prospectus and the Pre-Pricing Prospectus conformed, and the Prospectus Supplement will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Act. The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby.

(c) The Registration Statement, the Preliminary Prospectus and the Pre-Pricing Prospectus do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus and the Pre-Pricing Prospectus in reliance upon and in conformity with (i) written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein or (ii) information furnished to the Company by any Selling Securityholder or on his or her behalf for inclusion therein.

(d) The Prospectus Supplement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein or information furnished to the Company by any Selling Securityholder or on his or her behalf for inclusion therein. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e) The Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with (i) written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein or (ii) information furnished to the Company by any Selling Securityholder or on his or her behalf for inclusion therein. For purposes of this Agreement, the “Time of Sale” is 12:00 p.m. (New York City time) on the date hereof.

(f) Each Issuer Free Writing Prospectus, when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Shares will not be required to be filed pursuant to the Act.

(h) The capitalization of the Company is as set forth in the Pre-Pricing Prospectus, and will be as set forth in the Prospectus Supplement as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus Supplement, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock except for such shares of Common Stock that the Company is obligated to issue (i) pursuant to stock incentive benefit plans, non-employee director benefit plans, qualified stock option or purchase plans, dividend reinvestment and stock purchase plans or other employee or director compensation plans existing on the date hereof and (ii) to DDMP Investment Advisors, Inc. as partial payment of contingent consideration payable under the DDMP Purchase Agreement; the Shares to be sold to the Underwriters hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (or any amendment or supplement thereto); and the delivery of certificates for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by the Company are in valid and sufficient form.

(i) The Company is a corporation duly organized and validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company’s banking subsidiary holds the requisite authority from the Commonwealth of Pennsylvania to do business as a state-chartered bank under the laws of said state. The Company and its banking subsidiary are in compliance in all material respects with all laws administered by and regulations of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (the “Bank Regulatory Authorities”), other than where such failures to comply would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or requires any material change in its policies or practices relating to capital, credit or management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

(k) The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or a subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, except for the pledge of shares of Graystone Tower Bank to Adams County National Bank. Except for Graystone Tower Bank, Graystone Mortgage, LLC and DDMP, the Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Company’s Current Report on Form 8-K filed on August 19, 2009. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(l) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus Supplement (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus Supplement, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus Supplement (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus Supplement as required by the Act. All such contracts to which the Company or its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or any subsidiary under any of such contracts.

(m) Neither the Company nor its subsidiaries is: (i) in violation of (A) its articles or certificate of incorporation or bylaws, or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, or its subsidiaries lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(n) The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(o) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the NASDAQ, the registration of the Common Stock under the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules”) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, and except for options to purchase capital stock issued pursuant to the Company’s stock incentive benefit plans, non-employee director benefit plans, qualified stock option or purchase plans, dividend reinvestment and stock purchase plans or other employee or director compensation plans existing on the date hereof, neither the Company nor any of its subsidiaries has outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations other than the Company’s obligation to issue shares of Common Stock pursuant to the DDMP Purchase Agreement. Except as set forth in the Registration Statement, the Time of Sale Information or the Prospectus Supplement, no holder of securities of the Company has rights, other than the Selling Securityholders with respect to the Shares included in the Pre-Pricing Prospectus and the Pricing Supplement, to the registration of any securities of the Company, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(q) Each of Beard Miller Company LLP and Smith Elliott Kearns & Company, LLC, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus Supplement (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act. KMPG LLP, the Company’s current independent registered public accounting firm, is an independent public accountants as required by the Act and the Exchange Act.

(r) The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement, the Time of Sale Information and the Prospectus Supplement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

(s) The pro forma combined condensed financial statements relating to the merger of Graystone Financial Corp. with and into the Company (the “Merger”) and the related notes thereto included or incorporated by reference into in the Registration Statement, the Time of Sale Information and the Prospectus Supplement have been prepared in accordance with the Commission’s rules with respect to pro forma financial information, and the adjustments used therein are appropriate to give effect to the Merger and the circumstances described therein. The pro forma combined condensed financial statements included in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus Supplement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the Merger and the events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma combined condensed financial information included in the Registration Statement, the Time of Sale Information and the Prospectus Supplement. The pro forma combined condensed financial statements included in incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus Supplement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(t) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock (other than dividends from a subsidiary to the Company or from a subsidiary to another subsidiary) and neither the Company nor any of its subsidiaries is in default under the terms of any class of capital stock of the Company or the applicable subsidiary, or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or its subsidiaries or any material change in the indebtedness of the Company or its subsidiaries (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, prospects, properties, net worth or result of operations of the Company and its subsidiaries, taken as a whole.

(u) All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(v) The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.

(w) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(x) The Company and each of subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and the neither Company nor any of its subsidiaries is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(y) Except as set forth in the Time of Sale Information and the Prospectus Supplement, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company or its subsidiaries (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus Supplement that is not so disclosed.

(z) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(aa) Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus Supplement as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus Supplement or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company its subsidiaries. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company or its subsidiaries.

(bb) Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, subject to such qualifications as may be set forth in the Registration Statement, Time of Sale Information and the Prospectus Supplement, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement,

Time of Sale Information and the Prospectus Supplement; and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, such permits contain no restrictions that are materially burdensome to the Company or its subsidiaries.

(cc) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Neither the Company or its subsidiaries, nor to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(ee) The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects and in accordance with the policies and procedures that are reasonably designed to ensure compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company conducts operations, and any similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor or any of its subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

(gg) Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of their business, and neither the Company nor any of its subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or any its subsidiaries with respect to any Intellectual Property and the Company or any of its subsidiaries has not received notice or otherwise become aware that any Company Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(hh) The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the persons and entities named on Schedule V.

(ii) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, no officer, director or nominee for director or stockholder of the Company has a direct or indirect affiliation or association with any member of FINRA.

(jj) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(kk) The deposit accounts of the Company’s banking subsidiary are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened against the Company.

(ll) The Company has complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and has complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor laws, each as amended, except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

(mm) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(nn) Except as described in the Registration Statement, the Time of Sale Information or in the Prospectus Supplement, neither the Company or its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries, is currently listed on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently listed on the Specially Designated Nationals and Blocked Persons list maintained by OFAC.

(oo) None of the Directed Shares distributed in connection with the Directed Share Program will be offered or sold outside of the United States.

(pp) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products.

6.2 Representations and Warranties of the Selling Securityholders. Each Selling Securityholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date that:

(a) Such Selling Securityholder is the lawful owner of the Selling Securityholder Shares to be sold by such Selling Securityholder pursuant to this Agreement and has, and on the Closing Date will have, good and valid title to such Selling Securityholder Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(b) Such Selling Securityholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (i) this Agreement and (ii) the Power of Attorney appointing certain individuals named therein as such Selling Securityholder’s attorneys-in-fact (the “Attorneys”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”) to sell, assign, transfer and deliver the Selling Securityholder Shares to be sold by such Selling Securityholder in the manner provided herein.

(c) Each of the Agreement and Power of Attorney of such Selling Securityholder has been duly authorized, executed and delivered by such Selling Securityholder and is a valid and binding agreement of such Selling Securityholder, enforceable as to such Selling Securityholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and, pursuant to such Power of Attorney, such Selling Securityholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Securityholder’s behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Selling Securityholder Shares to be sold by such Selling Securityholder pursuant to this Agreement.

(d) None of the sale of the Selling Securityholder Shares by such Selling Securityholder, the execution, delivery or performance by such Selling Securityholder of this Agreement and Power of Attorney of such Selling Securityholder by or on behalf of such Selling Securityholder, the compliance by such Selling Securityholder with all the provisions hereof and thereof nor the consummation by such Selling Securityholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of such Selling Securityholder, if such Selling Securityholder is not an individual, or any agreement, indenture, lease or other instrument to which such Selling Securityholder is a party or by which such Selling Securityholder or any property of such Selling Securityholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Securityholder or any property of such Selling Securityholder.

(e) The information in the Pre-Pricing Prospectus and the Prospectus Supplement under the caption “Selling Securityholders” that specifically relates to such Selling Securityholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) At any time prior to the Closing Date, if there is any change in the information referred to in Section 6.2(e) hereof, such Selling Securityholder will immediately notify the Representative of such change.

(g) Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Securityholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(h) Upon delivery of and payment for the Selling Securityholder Shares to be sold by such Selling Securityholder pursuant to this Agreement, good and valid title to such Selling Securityholder Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(i) Such Selling Securityholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived.

(j) Such Selling Securityholder has no reason to believe that the representations and warranties of the Company contained in Section 6.1 hereof are not true and correct, is familiar with the Registration Statement, the Time of Sale Information and the Prospectus Supplement, and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale or the Prospectus Supplement that has had or may have a Material Adverse Effect, and is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Time of Sale Information or the Prospectus Supplement.

6.3 Representations, Warranties and Covenants of the Underwriters. The Underwriters hereby represent and warrant to the Company on the date hereof, and agree that:

(a) They have not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than: (i) a free writing prospectus that, solely as a result of use by such Underwriters, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433; (ii) any Issuer Free Writing Prospectus listed on Schedule III hereto or prepared pursuant to Section 5(d) or (e) (including any electronic road show); or (iii) any free writing prospectus prepared by such underwriter and approved by the Company.

(b) The Representatives, on behalf of the several Underwriters, will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission for three years after the Closing Date in accordance with Rule 433 under the Act.

7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus Supplement and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Pre-Pricing Prospectus or Prospectus Supplement to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus Supplement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(j), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on the NASDAQ; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (ix) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(m) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(m).

8. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Information or the Prospectus Supplement or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, or by or on behalf of the Selling Securityholders, as the case may be, expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law. This indemnification shall be in addition to any liability that the Company may otherwise have.

Subject to the limitations in this paragraph below, each Selling Securityholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Information or the Prospectus Supplement or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information not expressly relating to the Selling Securityholders or the offering by them of their shares of Common Stock or furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of such Selling Securityholder contained herein or any failure of such Selling Securityholder to perform its obligations hereunder or under law. This indemnification shall be in addition to any liability that the Selling Securityholders or any Selling Securityholder may otherwise have.

In addition to their other respective obligations under this Section 8, each of the Company and the Selling Securityholders, severally and not jointly, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Securityholders herein or failure to perform their respective obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company or a Selling Securityholder to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought jointly and severally against the Company and the Selling Securityholders, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Selling Securityholders, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Selling Securityholders, as applicable, shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 8.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Securityholders, their respective directors, their respective officers who sign the Registration Statement and any person who controls the Company or the Selling Securityholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Securityholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Time of Sale Information or the Prospectus Supplement, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or the Selling Securityholders, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Time of Sale Information or the Prospectus

Supplement, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Securityholders by the immediately preceding paragraph (except that if the Company and the Selling Securityholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Selling Securityholders, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, neither the Company nor the Selling Securityholders will, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Securityholders, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Securityholders, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Securityholders, respectively, on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Securityholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Securityholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Securityholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Securityholders, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Securityholders, on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Securityholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

Notwithstanding the third paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company and the Selling Securityholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Selling Securityholders, their respective directors or officers or any person controlling the Company or the Selling Securityholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Selling Securityholders, their respective directors or officers or any person controlling the Company or the Selling Securityholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the third paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the third and fifth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the third paragraph of this Section 8.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A, 430B or 430C and 462 under the Act shall have been timely made.

(b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus Supplement, (i) there shall not have been any change in the capital stock of the Company or its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus Supplement, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company or its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or its subsidiaries shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company, any of its subsidiaries or any of their respective properties that is material to their respective businesses or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or any of its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) You shall have received on the Closing Date and on the Additional Closing Date, as the case may be, an opinion of Rhoads & Sinon LLP, counsel to the Company, substantially to the effect that:

(i) The Company is a registered bank holding company under the Bank Holding Company Act; has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (and any

amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

(ii) Graystone Tower Bank has been duly chartered and is validly existing as a Pennsylvania state-chartered bank duly authorized and validly existing under the laws of the Commonwealth of Pennsylvania, with corporate power and corporate authority to ow its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the issued and outstanding capital stock of Graystone Tower Bank has been duly authorized and validly issued and is fully paid and nonassessable and is owned directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity except for a lien for the benefit of Adams County National Bank with respect to 1,260,000 shares to secure a line of credit to the Company.

(iii) The capitalization of the Company, as it relates to capital stock, conforms in all material respects to the description thereof contained in the Prospectus under the caption “Capitalization” and the Shares conform in all material respects to the description of the Common Stock in the Registration Statement, the Time of Sale Information and the Prospectus Supplement. To such counsel’s knowledge and except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(iv) To such counsel’s knowledge, all shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, including the Selling Securityholder Shares, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date or the Additional Closing Date, as the case may be.

(iv) To such counsel’s knowledge, all offers and sales of the Company’s securities have been made in compliance in all material respects with the registration requirements of the Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

(v) To such counsel’s knowledge after reasonable inquiry, neither the Company nor any of its subsidiaries is in violation of its articles or certificate of incorporation or bylaws and is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company, where the default would have, individually or in the aggregate, a Material Adverse Effect.

(vi) Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or, to such counsel’s knowledge, any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound or (B) to such counsel’s knowledge, creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Company or any of its properties.

(vii) Except as described in the Registration Statement, the Time of Sale Information or the Prospectus Supplement, to such counsel’s knowledge there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving the Company or its subsidiaries or their properties: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor is there any basis for any such action, suit, inquiry, proceeding or investigation; or (B) that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus Supplement (or any amendment or supplement thereto) that are not described as required therein.

(viii) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein to the extent required, and filed as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed that have not been so summarized or disclosed or filed.

(ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

(x) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated by this Agreement.

(xi) The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the articles of incorporation and bylaws of the Company and the Business Corporation Law of the Commonwealth of Pennsylvania.

(xii) The Company has all requisite power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein. The Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(xiii) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, (A) such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company and (B) good and valid title to such Shares, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance or defect.

(xiv) The Registration Statement has been declared effective by the Commission under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus Supplement and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(xv) The Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Information and the Prospectus Supplement, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus Supplement, including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or incorporated by reference or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act.

(xvi) To such counsel’s knowledge, the descriptions in the Registration Statement, the Time of Sale Information, the Prospectus Supplement of United States statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

(xii) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal investor” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xiii) The Company has filed a Notification for the Listing of Additional Shares with the NASDAQ.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates and opinions of officers of the Company (including the Company’s general counsel) and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

In addition to the opinion set forth above, such counsel shall state that during the course of his participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus Supplement and the amendments and supplements thereto, nothing has come to the attention of such counsel that has caused him to believe or given him reason to believe that (i) as of its effective date, the Registration Statement (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) as of its date and the date of the opinion, the Prospectus Supplement (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) as of the Time of Sale, the Time of Sale Information (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) You shall have received on the Closing Date, an opinion of Rhoads & Sinon LLP, counsel to the Company or the Selling Securityholders, substantially to the effect that:

(i) Each Selling Securityholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and the Power of Attorney (as such terms are defined below). The execution, delivery and performance of this Agreement and the Power of Attorney by each Selling Securityholder and the consummation by each Selling Securityholder of the transactions contemplated hereby and thereby do not (i) to such counsel’s knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which any Selling Securityholder is a party or by which any Selling Securityholder is bound or to which any of the property or assets of any Selling Securityholder is subject or (ii) result in any violation of any statute or any rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over any Selling Securityholder or the property or assets of any Selling Securityholder.

(ii) To such counsel’s knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of any Selling Securityholder (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Selling Securityholder Shares) for the execution, delivery and performance of this Agreement and the Power of Attorney by any Selling Securityholder and the consummation by any Selling Securityholder of the transactions contemplated hereby and thereby.

(iii) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Selling Securityholder.

(iv) The Power-of-Attorney has been duly and validly authorized, executed and delivered by or on behalf of each Selling Securityholder and constitute valid and legally binding obligations of each Selling Securityholder, enforceable against each Selling Securityholder in accordance with their terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(v) Immediately prior to such Closing Date, each Selling Securityholder had good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the UCC in respect of, the Selling Securityholder Shares to be sold by such Selling Securityholder under the Agreement on such Closing Date, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver such shares to be sold by such Selling Securityholder under the Agreement.

(vi) Upon payment for the Selling Securityholder Shares to be sold by each Selling Securityholder, delivery of such Selling Securityholder Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(vii) To such counsel’s knowledge, neither the offer, sale or delivery of the Selling Securityholder Shares by any Selling Securityholder, the execution, delivery or performance by such Selling Securityholder of this Agreement, compliance by such Selling Securityholder with all provisions hereof nor consummation by such Selling Securityholder of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Selling Securityholder or any material agreement, indenture, lease or other instrument to which the Selling Securityholder is a party or by which any of its properties is bound or (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Securityholder or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Selling Securityholder or any of its properties.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of any Selling Securityholder and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.

In addition to the opinion set forth above, such counsel shall state that during the course of his participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus Supplement and the amendments and supplements thereto, nothing has come to the attention of such counsel that has caused him to believe or given him reason to believe that (i) as of its effective date, the Registration Statement (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) as of its date and the date of the opinion, the Prospectus Supplement (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) as of the Time of Sale, the Time of Sale Information (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) You shall have received on the Closing Date or the Additional Closing Date, as the case may be, an opinion of Morrison & Foerster LLP, as counsel for the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representative shall have received from each of Beard Miller Company LLP, Smith Elliot Kearns & Company, LLC and KMPG LLP, a letter, in form and substance satisfactory to the Representative addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pre-Pricing Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information, including the pro forma information, and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of each of Beard Miller Company LLP, Smith Elliot Kearns & Company, LLC and KMPG LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Closing Date or the Additional Closing Date, as the case may be, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pre-Pricing Prospectus or the Prospectus Supplement, as applicable, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information, including pro forma information, and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or the Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus Supplement shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be and you shall have received a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and in Sections 9(b) and 9(h) hereof.

(i) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(j) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(k) At or prior to the Closing Date, you shall have received the written commitment Lock-Up Agreements from each of the persons listed in Schedule V not to directly or indirectly (i) sell, offer or contract to sell or otherwise dispose of or transfer any shares of Company Securities, whether now owned or acquired after the date of the Prospectus Supplement or with respect to which the power of disposition is acquired after the date of the Prospectus Supplement, or file any registration statement under the Act with respect to the foregoing or (ii) enter into any swap or other agreement or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities whether any such swap or transaction is to be settled by delivery of Company Securities, in cash or otherwise; other than as provided in such written commitment before the expiration of 90 days from the Closing Date, without the prior written consent of Raymond James & Associates, Inc.

(l) At or prior to the execution of this Agreement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(m) You shall be satisfied that, and you shall have received a certificate dated the Closing Date from each Selling Securityholder to the effect that, as of the Closing Date: (i) the representations and warranties made by such Selling Securityholder herein are true and correct in all material respect on the Closing Date; and (ii) such Selling Securityholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by Sections 9(c) and 9(d) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company and the Selling Securityholders of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting

Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Information and the Prospectus Supplement or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Securityholders by notice to the Company and the Selling Securityholders, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ, (ii) trading in securities generally on the NYSE, AMEX or the NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13. Failure of One or More of the Selling Securityholders to Sell and Deliver the Shares. If one or more of the Selling Securityholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Securityholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Securityholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Securityholders or (ii) purchase the Shares that the Company and other Selling Securityholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Securityholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Securityholders pursuant to this Agreement at the Closing Date or Additional Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Securityholders, to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the Time of Sale Information and the Prospectus Supplement or any other documents or arrangements may be effected.

14. Information Furnished by the Underwriters. The Company acknowledges that the fourth, eleventh through fourteenth and twenty-third paragraphs under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(c), 6.1(d), 6.1(e) and 8 hereof.

15. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i) to the Company

Tower Bancorp, Inc.

112 Market Street

Harrisburg, PA 17101

Attention: Carl D. Lunblad, General Counsel

with a copy to

Rhoads & Sinon LLP

M&T Bank Building

Twelfth Floor

One South Market Square

P.O. Box 1146

Harrisburg, PA 17108-1146

Attention: Paul F. Wessell

(ii) to the Underwriters

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Attention: Scott Cook

with a copy to

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, NY 10104-0050

Attention: Anna T. Pinedo

(iii) to the Selling Securityholders

Tower Bancorp, Inc.

112 Market Street

Harrisburg, PA 17101

Attention: Carl D. Lunblad, General Counsel

With a copy to

Rhoads & Sinon LLP

M&T Bank Building

Twelfth Floor

One South Market Square

P.O. Box 1146

Harrisburg, PA 17108-1146

Attention: Paul F. Wessell

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, their respective directors and officers, and the Selling Securityholders.

16. Research Analyst Independence. The Company hereby acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

17. No Fiduciary Relationship. The Company and the Selling Securityholders hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares. The Company and the Selling Securityholders further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or the Selling Securityholders, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or the Selling Securityholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Securityholders each hereby confirms their understanding and agreement to that effect. The Company, the Selling Securityholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or the Selling Securityholders regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company or the Selling Securityholders. The Company and the Selling Securityholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Securityholders may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Securityholders in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Securityholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Securityholders and the several Underwriters.

Very truly yours,

TOWER BANCORP, INC.

/s/ Andrew S. Samuel
President and Chief Executive Officer

On behalf of each of the following:

Marcus Faust Jeffrey H. and Barbara M. Renninger JT TEN Andrew S. Samuel Kenneth R. Lehman

By:	/s/ Carl D. Lundblad
Attorney-in-Fact

CONFIRMED as of the date first above

mentioned, on behalf of the Representative

and the other several Underwriters named in

Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Aaron C. DiRusso
Authorized Representative

SCHEDULE I

Name	Number of Firm Shares
Raymond James & Associates, Inc.	1,181,107
Keefe, Bruyette & Woods, Inc.	590,552
Stifel, Nicolaus & Company, Incorporated	196,850
Total:	1,968,509

SCHEDULE II

Selling Securityholders

Name	Number of Selling Securityholder Shares to be Sold
Marcus Faust	19,000
Jeffrey H. and Barbara M. Renninger JT TEN	7,000
Andrew S. Samuel	24,000
Kenneth R. Lehman	49,350

SCHEDULE III

Free Writing Prospectuses

Free Writing prospectus filed with the SEC on August 20, 2009.

SCHEDULE IV

Pricing-Related Information

Total number of Firm Shares offered:

By the Company:	1,869,159 shares of Common Stock
By the Selling Securityholders:	99,350 shares of Common Stock

Public offering price:	$26.75 per Share

Total number of Additional Shares the Underwriters may purchase to cover over-allotments:	280,374 shares of Common Stock

Trade date:	August 28, 2009

Settlement date:	September 2, 2009

Nasdaq Global Market symbol:	TOBC

SCHEDULE IV

List of signatories for Lock-Up Agreements

Directors:

Marcus Faust

Mark E. Gayman

Harry D. Johnston

Michael A. Peck

Robert E. Poole, Jr.

Klare S. Sunderland

John M. DiSanto

Frederic M. Frederick

Kenneth R. Lehman

Terry L. Randall

Hasu P. Shah

Jeff B. Shank

Stephen E. Beck

Patricia A. Carbaugh

Kermit G. Hicks

Jeffrey F. Lehman

Charles C. Pearson, Jr.

Andrew S. Samuel

Officers:

Jeffrey Renninger (and Barbara Renninger)

Janak Amin

Jane Tompkins

Mark Merrill

Carl Lundblad

Directed Share Program Participants:

All Directed Share Program Participants

EXHIBIT A

                    , 2009

RAYMOND JAMES & ASSOCIATES, INC.

As Representative of the Several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:	TOWER BANCORP, INC. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company, as issuer, the Selling Securityholders identified therein and Raymond James & Associates, Inc., the representative of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of shares of Common Stock, no par value, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No.
 333-161272 (the “Registration Statement”), as originally filed with the Securities and Exchange Commission on August 12, 2009 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) (A) any Company Securities, (B) any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or (C) any Company Securities over which the undersigned has or exercises sole or shared voting power or dispositive power (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 90 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The undersigned further agrees that it will not and will use his or her best efforts not to permit the offer, sale, transfer or other disposition of any other Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities, that may be deemed to be beneficially owned by the undersigned. Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the company issues a release concerning earnings or material news or a material event relating to the company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to (A) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the offering, (B) the sales of Selling Securityholder Shares pursuant to the Underwriting Agreement, (C) bona fide gifts, (D) dispositions to any trust for the direct or indirect benefit of the undersigned and/or a member of the immediate family of the undersigned other than any disposition for value, (E) the transfer or intestate succession to the legal representatives or a member of the immediate family of the undersigned, (F) the sale pursuant to any existing contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “Plan”), (G) the establishment of any Plan provided that no sales of Common Stock or

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securities convertible into, or exchangeable or exercisable for Common Stock, shall be made pursuant to a Plan prior to the expiration of the 90-day period if such Plan was established after the date hereof, (H) dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust as in effect on the date hereof, (I) the distribution to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned, (J) the disposition pursuant to a pledge in effect on the date hereof of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as security for a margin account pursuant to the terms of such account, and (K) the exercise pursuant to the Company’s stock option plans in effect on the date hereof effected by means of net share settlement or by the delivery or sale of shares of Common Stock held by the undersigned; provided that, in the case of any gift, disposition, transfer or distribution pursuant to clause (C), (D), (G), (H) or (I), each donee, transferee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided further, that, in the case of any gift, disposition, Plan or distribution pursuant to clause (C), (F), (G), (H) or (I), no filing by any party under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such gift, disposition, Plan or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). For purposes of this paragraph, “immediate family” shall mean the undersigned and any relationship by blood, marriage or adoption, not more remote than first cousin.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Signature of Securityholder

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